As filed with the Securities and Exchange Commission on April 6, 2001
                                               Registration No. 333-
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 AMDOCS LIMITED
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Island of Guernsey                                       Not Applicable
--------------------------------------------------------------------------------
(State or other                                         (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)

                      Suite 5, Tower Hill House Le Bordage
                      St. Peter Port, Island of Guernsey,
                            GY1 3QT Channel Islands
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                                  ------------

                1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                            (Full title of the Plan)
                                  ------------

                                  Amdocs, Inc.
                          1390 Timberlake Manor Parkway
                          Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                                 (314) 212-8328
--------------------------------------------------------------------------------
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                                   Copies to:
                             ROBERT A. SCHWED, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111
                                 (212) 841-5700

                         CALCULATION OF REGISTRATION FEE
==========================================================================

                                   Proposed    Proposed
                                   maximum     maximum
                    Amount         offering    aggregate      Amount of
Title of securities to be          price per   offering       registration
to be registered    registered     share(1)    price          fee
--------------------------------------------------------------------------

Ordinary Shares,
  L0.01 par value    19,000,000     $42.38    $805,220,000     $201,305

==========================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low sale prices of Amdocs Limited's Ordinary Shares on the New York Stock Exchange as of a date (April 4, 2001) within five business days prior to filing this Registration Statement.
==========================================================================

                                EXPLANATORY NOTE

     This Registration Statement relates to the offering of additional Ordinary Shares issuable pursuant to the Registrant's 1998 Stock Option and Incentive Plan, as amended (the "Plan"). The Registrant's earlier Registration Statements on Form S-8, Nos. 333-92705 and 333-31506, relating to 6,600,000 and 6,700,000, respectively, of its Ordinary Shares, L0.01 par value, issuable pursuant to the Plan are incorporated herein by reference.


ITEM 8.   EXHIBITS.

Exhibit
Number    Description
-------   -----------

4         1998 Stock Option and Incentive Plan, as amended, of Amdocs
          Limited

5 Opinion of Carey Langlois with respect to the legality of the securities being registered

23.1      Consent of Carey Langlois (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP

24        Powers of Attorney (included on signature page)

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 6th day of April, 2001.

                                            AMDOCS LIMITED



                                By:   /s/ BRUCE K. ANDERSON
                                   -------------------------------------
                                      Bruce K. Anderson
                                      Chief Executive Officer and
                                      Chairman of the Board

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly (with full power to each of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                   Title                          Date
-----------                  -----                          ----


 /s/ BRUCE K. ANDERSON       Chief Executive Officer and    April 6, 2001
----------------------       Chairman of the Board
   Bruce K. Anderson


 /s/ ROBERT A. MINICUCCI     Chief Financial Officer and    April 6, 2001
----------------------       Director
    Robert A. Minicucci


                             Director
----------------------
    Adrian Gardner


 /s/ JAMES KAHAN             Director                       April 6, 2001
----------------------
     James Kahan


 /s/ JOHN T. MCLENNAN        Director                       April 6, 2001
----------------------
     John T. McLennan


                             Director
----------------------
     Avinoam Naor

 /s/ LAWRENCE PERLMAN        Director                       April 6, 2001
----------------------
    Lawrence Perlman


 /s/ MICHAEL J. PRICE        Director                       April 6, 2001
----------------------
    Michael J. Price


                             Director
----------------------
      Modi Rosen



                             Director
----------------------
     Ron Zuckerman



 /s/ THOMAS G. O'BRIEN       Amdocs Limited's Authorized    April 6, 2001
----------------------       Representative in the United
    Thomas G. O'Brien        States

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

4         1998 Stock Option and Incentive Plan, as amended, of Amdocs
          Limited

5 Opinion of Carey Langlois with respect to the legality of the securities being registered

23.1      Consent of Carey Langlois (included in Exhibit 5)

23.2      Consent of Ernst & Young LLP, independent auditors

24        Powers of Attorney (included on signature page)